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                                                                    EXHIBIT 99.2


[CENTERPOINT ENERGY, INC. LOGO]                     For more information contact
                                                    MEDIA:
                                                    LETICIA LOWE
                                                    Phone      713.207.7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone      713.207.6500

FOR IMMEDIATE RELEASE                                                Page 1 of 1
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        CENTERPOINT ENERGY ANNOUNCES REDEMPTION OF HL&P CAPITAL TRUST II
                   8.257 PERCENT CAPITAL SECURITIES, SERIES B

HOUSTON - DECEMBER 14, 2006 - CenterPoint Energy, Inc. (NYSE:CNP) announced today the planned redemption of $100 million aggregate liquidation amount of
8.257 percent Capital Securities, Series B of its indirect wholly owned subsidiary, HL&P Capital Trust II, on February 4, 2007. The redemption price will be 104.1285 percent of the liquidation amount of $1,000 per trust capital security plus accrued and unpaid distributions thereon to the date of redemption.

         CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, and pipeline and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. Assets total approximately $17 billion. With about 9,000 employees, CenterPoint Energy and its predecessor companies have been in business for more than 130 years. For more information, visit the Web site at www.CenterPointEnergy.com.


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